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EXHIBIT 21

BRINKER INTERNATIONAL, INC., A DELAWARE CORPORATION

SUBSIDIARIES

    REGISTRANT'S subsidiaries operate full-service restaurants in various locations throughout the United States under the names Chili's Grill & Bar, Romano's Macaroni Grill, On The Border Mexican Grill & Cantina, Cozymel's Coastal Mexican Grill, Maggiano's Little Italy, Corner Bakery Café, and Big Bowl.

BRINKER RESTAURANT CORPORATION, a Delaware corporation
MAGGIANO'S/CORNER BAKERY, INC., an Illinois corporation
BRINKER ALABAMA, INC., a Delaware corporation
BRINKER ARKANSAS, INC., a Delaware corporation
BRINKER AUSTRALIA PTY LIMITED, an Australian corporation
BRINKER CONNECTICUT CORPORATION, a Delaware corporation
BRINKER DELAWARE, INC., a Delaware corporation
BRINKER FLORIDA, INC., a Delaware corporation
BRINKER GEORGIA, INC., a Delaware corporation
BRINKER INDIANA, INC., a Delaware corporation
BRINKER IOWA, INC., a Delaware corporation
BRINKER KENTUCKY, INC., a Delaware corporation
BRINKER LOUISIANA, INC., a Delaware corporation
BRINKER MASSACHUSETTS CORPORATION, a Delaware corporation
BRINKER MISSISSIPPI, INC., a Delaware corporation
BRINKER MISSOURI, INC., a Delaware corporation
BRINKER OF MONTGOMERY COUNTY, INC., a Maryland corporation
BRINKER NEVADA, INC., a Nevada corporation
BRINKER NEW JERSEY, INC., a Delaware corporation
BRINKER NORTH CAROLINA, INC., a Delaware corporation
BRINKER OHIO, INC., a Delaware corporation
BRINKER OKLAHOMA, INC., a Delaware corporation
BRINKER SOUTH CAROLINA, INC., a Delaware corporation
BRINKER UK CORPORATION, a Delaware corporation
BRINKER VIRGINIA, INC., a Delaware corporation
BRINKER TEXAS, L.P., a Texas limited partnership
CHILI'S BEVERAGE COMPANY, INC., a Texas corporation
CHILI'S, INC., a Tennessee corporation
CHILI'S OF MINNESOTA, INC., a Minnesota corporation
CHILI'S OF KANSAS, INC., a Kansas corporation
BRINKER PENN TRUST, a Pennsylvania business trust
CHILI'S OF WEST VIRGINIA, INC., a West Virginia corporation
CHILI'S OF WISCONSIN, INC., a Wisconsin corporation
BRINKER FREEHOLD, INC., a New Jersey corporation
MAGGIANO'S OF TYSON'S, INC., a Virginia corporation
ROMANO'S OF ANNAPOLIS, INC., a Maryland corporation
CHILI'S OF BEL AIR, INC., a Maryland corporation
CHILI'S OF MARYLAND, INC., a Maryland corporation
BRINKER OF BALTIMORE COUNTY, INC., a Maryland corporation
BRINKER OF HOWARD COUNTY, INC., a Maryland corporation
BRINKER RHODE ISLAND, INC., a Rhode Island corporation
BRINKER OF D.C., INC., a Delaware corporation
CHILI'S, INC., a Delaware corporation
MAGGIANO'S/CORNER BAKERY BEVERAGE COMPANY, a Texas corporation

MAGGIANO'S/CORNER BAKERY HOLDING CORPORATION, a Delaware corporation
MAGGIANO'S/CORNER BAKERY, L.P., a Texas limited partnership
BIG BOWL HOLDING CORPORATION, a Delaware corporation
BIG BOWL, INC., an Illinois corporation
BIG BOWL TEXAS, L.P., a Texas limited partnership
BRINKER VERMONT, INC., a Vermont corporation
BRINKER NEW ENGLAND I, LLC, a Delaware limited liability company
BRINKER NEW ENGLAND II, LLC, a Delaware limited liability company

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  EXHIBIT 21
BRINKER INTERNATIONAL, INC., A DELAWARE CORPORATION SUBSIDIARIES